Second Quarter 2008
Operational Update
August 5, 2008
Fred Barrett
CEO and Chairman
Joe Jaggers
COO and President
Bob Howard
CFO
Production in Piceance Basin, Colorado
1099 18 Street, Suite 2300 Denver, Colorado 80202 303.312.8155, fax 303.291.0420 www.billbarrettcorp.com NYSE: BBG
Investor Relations contact: Jennifer Martin    jmartin@billbarrettcorp.com
Exhibit 99.2
th

This presentation and the associated Second Quarter 2008 conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities Exchange Act of 1934. These statements include terminology such as “may”, “could”,
“should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”,
“encouraged”, “positive”, “pursue”, “target”, “seek”, “objective”, “prognosis”, “guidance”, and “continue”, the negative of such terms or other comparable terminology. These forward-looking statements reflect
Bill Barrett Corporation's current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration drilling and test results, transportation, processing, availability of third party gathering, market conditions, oil and gas price volatility, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects, the ability to receive drilling and other permits and regulatory approvals, surface access and costs, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation’s risk management activities, governmental regulations and other factors discussed in the Company's reports filed with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2007. Actual results may differ materially from those anticipated or implied in the forward-looking statements. Bill Barrett
Corporation does not undertake any obligation to publicly update any forward-looking statements. The information contained in this presentation does not constitute an offer or the solicitation of any offer to buy or sell securities and does not purport to be an analysis of the Company’s financial position.
Forward – Looking and Other Cautionary Statements
Forward – Looking and Other Cautionary Statements

Key Corporate Highlights
Key Corporate Highlights
Record second quarter results
Production up 28% to 19.2 Bcfe
Discretionary cash flow up 106% to $113 million, or
$2.50 per share
Net income up 243% to $34 million,
or $0.75 per share
Strong operating margin
Average realized price $8.05
Discretionary cash flow $5.90 per Mcfe
Results-to-date drive new forecast
Production 77-80 Bcfe
LOE $0.62-$0.65 per Mcfe
Capex $625-$650 million
2
st
Quarter 2008

2Q '08 2Q '07 Variance 1Q '08 Variance
Production (Bcfe)
19.2 15.1 28% 18.2 5%
Discretionary cash flow*
-in millions $113.4 $55.1 106% $108.3 5%
-per diluted share $2.50 $1.23 103% $2.40 4%
-per mcfe $5.90 $3.66 61% $5.95 -1%
Net Income
-in millions $34.0 $9.9 243% $30.7 11%
-per diluted share $0.75 $0.22 241% $0.68 10%
Per Mcfe
-Realized price (including hedge effects) $8.31 $5.92 40% $8.19 1%
-LOE $0.55 $0.95 -42% $0.51 8%
-Gathering and transportation expense $0.53 $0.35 51% $0.52 2%
-Production taxes $0.71 $0.34 109% $0.56 27%
-G & A (excluding stock based comp)* $0.51 $0.50 2% $0.58 -12%
-Depreciation, depletion and amortization $2.56 $2.95 -13% $2.80 -9%
* Non-GAAP measure reconciled to GAAP in the earnings release
  (Unaudited)
Sequential Year over Year
Key Financial/Operating Highlights
Key Financial/Operating Highlights

Development Update
Development Update
Uinta Basin, Utah – West Tavaputs
Three shallow rigs operating
Well count increased to 58 - 63
EIS ROD expected by year-end
Currently producing 63 MMcfe/d (net)
Forecast 2008 exit rate approximately 92 MMcfe/d (net)
Piceance Basin, Colorado – Gibson Gulch
Four rigs operating; fifth purpose built rig to be added late August
Well count increased to 130 – 135
Currently producing 86 MMcfe/d (net)
Increased compression capacity installed
Forecast 2008 exit rate approximately 100 MMcfe/d (net)
Powder River Basin, Wyoming – CBM
Five rigs operating – well count: 225 – 235
Production continues to be curtailed at Cat Creek
Currently producing 20 MMcfe/d (net)
New production in 3Q from Pumpkin Creek and Willow Creek
Forecast 2008 exit rate approximately 24 MMcfe/d (net)

Delineation and Exploration Update
Delineation and Exploration Update
Uinta Basin, Utah – West Tavaputs
Mancos: producing 200-250 Mcf/d despite compromised completion
Ultra deep: Pennsylvanian Weber & Mississippian Leadville formations non-commercial
Uinta Basin, Utah - Blacktail Ridge/Lake Canyon
Currently 10 producing wells and 4 wells to be completed – current field rates more than 950 Bopd
Established production with first 2 infill wells, currently testing
Uinta Basin, Utah – Hook
Spud 1
st
Manning Cyn shale test well in July, preparing to core; plan 2 – 3 wells in 2008
Paradox Basin, Colorado – Yellow Jacket / Green Jacket / Salt Flank
Yellow Jacket – completed first horizontal test well with six stages
Green Jacket – established partner, to spud mid-August
Salt Flank – established partner, to spud mid-August
Wind River Basin, Wyoming – Cave Gulch
CG 31-32, expect TD 18,950’ mid-August, required sidetracking; plan 2 wells in 2008
BF 33-19 recompletion to Frontier (same interval producing 23 MMcf/d at BF 14-18)
Montana Overthrust, Montana – Circus
Drilling 3
rd
of 4 wells. Cored 2
nd
well and currently coring 3
rd
well prior to completion
Bighorn Basin, Wyoming – Red Point
Planning 1 well 2H 2008, waiting on EA for location

Increased 3P Resources to 2.8 Tcfe
Increased 3P Resources to 2.8 Tcfe
West
Tavaputs
Piceance
238
238
40 – acre: 771 Bcfe
40
Bcfe
(Deep)
40
Bcfe
(Deep)
212
212 20 – acre:
224 Bcfe
10 – acre: 434 Bcfe
Powder
River
48
48 180
870
1,445
Wind
River
BTR/LC
Low Risk Resource Base
54
54
147
137 1
1
Reserve and resource disclosure:
The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation, such as probable and possible resources, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K, for the year-ended December 31, 2007, and Form
10-Q, for the quarter ended June 30, 2008, available from Bill Barrett Corporation at 1099 18th Street, Suite 2300, Denver, CO 80202. You can also obtain these forms from the SEC by calling 1-800-SEC-0330 or at www.sec.gov
3P
Bcfe
Proved
Bcfe
20 – acre: 396 Bcfe
Probable & Possible
Probable and possible resources predominantly due to increased density.  To date:
WTP: 4 wells on 20-acre density successfully drilled
Piceance: 69 wells on 10-acre density successfully drilled